Exhibit 1.1

Execution Version

$ 800,000,000

Rowan Companies, Inc.

4.75% Senior Notes due 2024

and

5.85% Senior Notes due 2044

Underwriting Agreement

January 6, 2014

Barclays Capital Inc.

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

Wells Fargo Securities, LLC

$800,000,000

Rowan Companies, Inc.

4.75% Senior Notes due 2024

and

5.85% Senior Notes due 2044

Underwriting Agreement

January 6, 2014

BARCLAYS CAPITAL INC.

745 Seventh Avenue

New York, NY 10019

CITIGROUP GLOBAL MARKETS INC.

388 Greenwich Street

New York, NY 10013

GOLDMAN, SACHS & CO.

200 West Street

New York, NY 10282

WELLS FARGO SECURITIES, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

As Representatives of the several Underwriters

named in Schedule I hereto

Ladies and Gentlemen:

Rowan Companies, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named on Schedule I hereto (the “Underwriters”), for which Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co. and Wells Fargo Securities, LLC are acting as Representatives (the “Representatives”), $400,000,000 aggregate principal amount of its 4.75% Senior Notes due 2024 (the “2024 Notes”) and $400,000,000 aggregate principal amount of its 5.85% Senior Notes due 2044 (the “2044 Notes”, and together which the 2024 Notes, the “Notes”), guaranteed pursuant to the guarantees (the “Guarantees” and together with the Notes, the “Securities”) provided by Rowan Companies plc, a public limited company incorporated under the laws of England and Wales (the “Parent” and together with the Company, the “Obligors”). The Securities will have terms and provisions that are summarized in the Disclosure Package as of the Applicable Time and the Prospectus dated as of the date hereof (each as defined in Section 1(a) hereof). The 2024 Notes and the Guarantee thereof will be issued pursuant to an Indenture dated as of July 21, 2009 (the “Base Indenture”)

1

between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as amended and supplemented by the Sixth Supplemental Indenture thereto to be dated as of January 15, 2014 (the “Sixth Supplemental Indenture”) by and among the Obligors and the Trustee. The 2044 Notes and the Guarantee thereof will be issued pursuant to the Base Indenture, as amended and supplemented by the Seventh Supplemental Indenture thereto to be dated as of January 15, 2014 (the “Seventh Supplemental Indenture”) by and among the Obligors and the Trustee. The Base Indenture as amended and supplemented by the Sixth Supplemental Indenture is referred to herein as the “2024 Notes Indenture.” The Base Indenture as amended and supplemented by the Seventh Supplemental Indenture is referred to herein as the “2044 Notes Indenture.” The Base Indenture as amended and supplemented by the Sixth Supplemental Indenture and the Seventh Supplemental Indenture is referred to herein as the “Indenture.” This agreement (this “Agreement”) is to confirm the agreement concerning the purchase of the Securities from the Obligors by the Underwriters.

1. Representations, Warranties and Agreements of the Obligors. Each of the Obligors jointly and severally represents and warrants to, and agrees with, each Underwriter that:

(a) An “automatic shelf registration statement” (as defined in Rule 405 under the U.S. Securities Act of 1933, as amended (the “Securities Act”)), on Form S-3 in respect of the Securities (File No. 333-181455) (i) has been prepared by the Obligors in conformity with the requirements of the Securities Act and the rules and regulations (the “Rules and Regulations”) of the U.S. Securities and Exchange Commission (the “Commission”) thereunder, in all material respects, (ii) has been filed with the Commission under the Securities Act not earlier than the date that is three years prior to the Closing Date (as defined in Section 2 hereof) and (iii) upon its filing with the Commission, automatically became and is effective under the Securities Act. Copies of such registration statement and any amendment thereto (excluding exhibits to such registration statement but including all documents incorporated by reference in each prospectus contained therein) have been delivered or made available by the Company to the Representatives; and no other document with respect to such registration statement or any such document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission. For purposes of this Agreement, the following terms have the specified meanings:

“Applicable Time” means 4:00 PM (New York City time) on the date of this Agreement;

“Base Prospectus” means the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been amended on or prior to the date hereof, relating to the Securities;

“Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Obligors on or before the Applicable Time and identified on Schedule II hereto, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations;

2

“Effective Date” means any date as of which any part of the Registration Statement or any post-effective amendment thereto relating to the Securities became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations (including pursuant to Rule 430B of the Rules and Regulations);

“Final Term Sheet” means the term sheet prepared pursuant to Section 5(a) of this Agreement and substantially in the form as filed on January 6, 2014 pursuant to Rule 433 under the Securities Act;

“Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Obligors or used or referred to by the Company or the Parent in connection with the offering of the Securities, including the Final Term Sheet;

“Preliminary Prospectus” means any preliminary prospectus relating to the Securities, including the Base Prospectus and any preliminary prospectus supplement thereto, included in the Registration Statement or as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and provided to the Representatives for use by the Underwriters;

“Prospectus” means the final prospectus relating to the Securities, including the Base Prospectus and the final prospectus supplement thereto relating to the Securities, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and provided to the Representatives for use by the Underwriters; and

“Registration Statement” means, collectively, the various parts of the above- referenced registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

Any reference to the “most recent Preliminary Prospectus” will be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations prior to or on the date hereof (including, for purposes of this Agreement, any documents incorporated by reference therein prior to or on the date of this Agreement). Any reference to any Preliminary Prospectus or the Prospectus will be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus will be deemed to refer to and include any document filed under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement will be deemed to include any annual report of the Parent on Form 10-K or other report filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement.

3

(b) The Commission has not issued any order preventing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus; and no proceeding for any such purpose or pursuant to Section 8A of the Securities Act against either Obligor or related to the offering of the Securities has been instituted or threatened by the Commission. The Commission has not issued any order directed to any document incorporated by reference in the most recent Preliminary Prospectus or the Prospectus, and no proceeding has been instituted or threatened by the Commission with respect to any document incorporated by reference in the most recent Preliminary Prospectus or the Prospectus. The Commission has not notified either Obligor of any objection to the use of the form of the Registration Statement.

(c) Each of the Obligors has been, and continues to be, a “well-known seasoned issuer” (as defined in Rule 405 of the Rules and Regulations) and each of the Obligors has not been, and continues not to be, an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations), in each case at all times relevant under the Securities Act in connection with the offering of the Securities.

(d) The Registration Statement conformed on the Effective Date and conforms as of the date hereof, and any amendment to the Registration Statement filed after the date hereof will conform when filed, in each case in all material respects, to the requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conforms on the date hereof, and the Prospectus, and any amendment or supplement thereto, will conform as of its date and as of the Closing Date, in each case in all material respects, to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in the most recent Preliminary Prospectus or the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations, and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations.

(e) The Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company or the Parent through the Representatives by or on behalf of any Underwriter specifically for inclusion therein (which information is specified in Section 13 hereof).

(f) The Disclosure Package did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances

4

under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Disclosure Package in reliance upon and in conformity with written information furnished to the Company or the Parent through the Representatives by or on behalf of any Underwriter specifically for inclusion therein (which information is specified in Section 13 hereof).

(g) The Prospectus, and any amendment or supplement thereto, will not, as of its date and on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company or the Parent through the Representatives by or on behalf of any Underwriter specifically for inclusion therein (which information is specified in Section 13 hereof).

(h) The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents incorporated by reference therein will not, when filed with the Commission, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) Each of the Parent and the Parent’s Significant Subsidiaries (as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act) has been duly organized and is validly existing and in good standing as a public limited company, a corporation or other business entity under the laws of its jurisdiction of incorporation or organization, with all power and authority necessary to conduct the business in which it is engaged or to own or lease its properties; and each of the Parent and the Parent’s Significant Subsidiaries is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on (i) the condition (financial or otherwise), results of operations, stockholders’ equity, properties or business of the Parent and its Subsidiaries (as such term is defined in Rule 405 of the Rules and Regulations) taken as a whole or (ii) the ability of the Obligors to perform their respective obligations under this Agreement, the 2024 Notes Indenture, the 2044 Notes Indenture or the Securities, as applicable (a “Material Adverse Effect”).

(j) All of the outstanding shares of capital stock of each Significant Subsidiary of the Parent that is a corporation have been duly authorized and validly issued, and are fully paid and nonassessable. Except as disclosed in the most recent Preliminary Prospectus and the Prospectus, all of the outstanding shares of capital stock, partnership interests or other ownership interests of each such Significant Subsidiary are owned directly or indirectly by the Parent, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer, preemptive rights or any other claim of any third party, except as would not, individually or in the aggregate, have a Material Adverse Effect.

5

(k) This Agreement has been duly authorized, executed and delivered by the Obligors.

(l) The Base Indenture has been duly authorized and executed by the Company, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Sixth Supplemental Indenture and the Seventh Supplemental Indenture have been duly authorized by the Obligors, and upon execution and delivery thereof by the Obligors and the Trustee, each of the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the 2024 Notes Indenture and the 2044 Notes Indenture will be a valid and binding agreement of the Obligors, enforceable against the Obligors in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Indenture (i) has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (ii) complies as to form with the requirements of the Trust Indenture Act and (iii) conforms to the description thereof in the most recent Preliminary Prospectus and the Prospectus.

(m) The 2024 Notes have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the 2024 Notes Indenture and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the 2024 Notes Indenture and enforceable against the Company in accordance with their terms and the terms of the 2024 Notes Indenture, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and the 2024 Notes conform, or will conform, to the description thereof in the Disclosure Package and the Prospectus. The Guarantee of the 2024 Notes has been duly authorized by the Parent and, upon execution of the 2024 Notes by the Company, execution and delivery of the Sixth Supplemental Indenture by the Obligors and the Trustee, authentication of the 2024 Notes by the Trustee in accordance with the 2024 Notes Indenture and delivery of the 2024 Notes to the Underwriters against payment therefor in accordance with the terms of this Agreement, the Guarantee of the 2024 Notes will constitute a valid and binding obligation of the Parent entitled to the benefits of the 2024 Notes Indenture and enforceable against the Parent in accordance with the terms of the 2024 Notes Indenture, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether

6

such enforceability is considered in a proceeding in equity or at law). The 2044 Notes have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the 2044 Notes Indenture and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the 2044 Notes Indenture and enforceable against the Company in accordance with their terms and the terms of the 2044 Notes Indenture, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and the 2044 Notes conform, or will conform, to the description thereof in the Disclosure Package and the Prospectus. The Guarantee of the 2044 Notes has been duly authorized by the Parent and, upon execution of the 2044 Notes by the Company, execution and delivery of the Seventh Supplemental Indenture by the Obligors and the Trustee, authentication of the 2044 Notes by the Trustee in accordance with the 2044 Notes Indenture and delivery of the 2044 Notes to the Underwriters against payment therefor in accordance with the terms of this Agreement, the Guarantee of the 2044 Notes will constitute a valid and binding obligation of the Parent entitled to the benefits of the 2044 Notes Indenture and enforceable against the Parent in accordance with the terms of the 2044 Notes Indenture, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(n) None of the execution or delivery of this Agreement by the Company or the Parent, the consummation of the transactions contemplated hereby, the execution and delivery of the Sixth Supplemental Indenture, the Seventh Supplemental Indenture and the Notes by the Company, the execution and delivery of the Sixth Supplemental Indenture and the Seventh Supplemental Indenture by the Parent, or compliance by the Obligors with all of the provisions of this Agreement, the 2024 Notes Indenture, the 2044 Notes Indenture and the Notes, as applicable, will result in a breach or violation of, or constitute a default under, or result in the creation or imposition of any claim, lien, encumbrance or security interest upon any property or asset of the Parent or any of its Subsidiaries under, (i) the articles of association, certificate of incorporation, by-laws, partnership agreement or other constitutive documents of the Parent or any of its Subsidiaries, (ii) any loan agreement, indenture, mortgage, deed of trust or other agreement or instrument to which the Parent or any of its Subsidiaries is a party or by which any of them is bound or to which any of their properties is subject, or (iii) any law or any rule, regulation, order or decree of any governmental agency or body or court having jurisdiction over the Parent or any of its Subsidiaries or any of their respective properties or assets, except in the case of the foregoing clauses (ii) and (iii) to the extent any such violation, breach or default would not, individually or in the aggregate, have a Material Adverse Effect.

(o) Neither the filing of the Registration Statement, the most recent Preliminary Prospectus or the Prospectus nor the offer or sale of the Securities as

7

contemplated by this Agreement gives rise to any rights, other than those which have been duly waived or satisfied, for or relating to the registration of any securities of the Company or the Parent.

(p) Neither the Parent nor any of its Subsidiaries (i) is in violation or breach of its articles of association, certificate of incorporation, by-laws, partnership agreement or other constitutive documents, except any such violation or breach by any subsidiaries that are not Significant Subsidiaries to the extent any such violation or breach would not, individually or in the aggregate, have a Material Adverse Effect, (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any loan agreement, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, (iii) is in violation of any law or any rule, regulation, order or decree of any governmental agency or body or court having jurisdiction over the Parent or any of its Subsidiaries or any of their respective properties or assets or (iv) has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary for the conduct of its business or the ownership or holding of its property, except in the case of clauses (ii), (iii) and (iv), to the extent any such violation, breach, default or failure would not, individually or in the aggregate, have a Material Adverse Effect.

(q) No consent, approval, order or authorization of any governmental agency or body or court is required in connection with the consummation of the transactions contemplated by this Agreement, the 2024 Notes Indenture, the 2044 Notes Indenture or the Notes, except for consents, approvals, orders and authorizations required under the securities or “Blue Sky” laws of certain jurisdictions, and except, further, for such consents, approvals, orders and authorizations that have been obtained and are in full force and effect.

(r) There is no contract or document required to be described in the Registration Statement, any Preliminary Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement or to a document incorporated by reference into the Registration Statement, any Preliminary Prospectus or the Prospectus that is not described or filed as required.

(s) Since the date of the most recent financial statements included or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus, there has not been any material adverse change in the capital stock of the Parent or any material adverse change in the long-term debt of the Parent and its Subsidiaries on a consolidated basis or any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Parent and its Subsidiaries taken as a whole.

(t) Since the respective dates as of which information is given in the most recent Preliminary Prospectus and the Prospectus, the Parent and its Subsidiaries have not (i) incurred any liability or obligation, direct or contingent, other than liabilities and

8

obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on capital stock of the Parent.

(u) The industry data and estimates set forth in the most recent Preliminary Prospectus and the Prospectus are based on or derived from sources that the Obligors believe to be reliable or represent the Obligor’s good faith estimates based on data derived from such sources.

(v) The financial statements and the notes thereto included or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods indicated and comply as to form in all material respects with the Rules and Regulations, except as otherwise noted therein; and the supporting schedules included or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus present fairly in all materials respects the information required to be stated therein.

(w) Deloitte & Touche LLP, which has audited certain consolidated financial statements of the Company and its Subsidiaries and which has audited the Company’s internal control over financial reporting and management’s assessment thereof, is an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board.

(x) The Parent and its Subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto. The Parent’s internal control over financial reporting is effective, and there are no material weaknesses or significant deficiencies in its internal control over financial reporting.

(y) (i) The Parent and its Subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Parent and its Subsidiaries in the reports they file or submit under the Exchange Act is accumulated and communicated to management of the Parent and its Subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made; and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

9

(z) Since the date of the most recent balance sheet of the Company and its consolidated Subsidiaries reviewed or audited by Deloitte & Touche LLP and the audit committee of the board of directors of the Company, (i) neither the Parent nor the Company has been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Parent or any of its Subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls, except for the significant deficiency described in the letter dated May 10, 2013 from Deloitte & Touche LLP to the Audit Committee and management of the Parent, a copy of which has been provided to counsel for the Representatives, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Parent and each of its Subsidiaries, and (ii) since that date, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses, except for changes in internal controls to address the significant deficiency described in the letter from Deloitte & Touche LLP referred to above.

(aa) There is and has been no failure on the part of the Obligors or any of their respective directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(bb) Neither the Parent nor any of its Subsidiaries is, and on the Closing Date, after giving effect to the offering of the Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the most recent Preliminary Prospectus and the Prospectus, will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(cc) There is no litigation or legal or governmental proceeding to which the Parent or any of its Subsidiaries is a party or to which any property or assets of the Parent or any of its Subsidiaries is subject or which is pending or, to the knowledge of the Parent, threatened against the Parent or any of its Subsidiaries that (i) if adversely determined, would, individually or in the aggregate, result in a Material Adverse Effect, except as disclosed in the most recent Preliminary Prospectus and the Prospectus, or (ii) is required to be disclosed in the most recent Preliminary Prospectus and the Prospectus and is not disclosed.

(dd) Neither the Parent nor any of its Subsidiaries has taken, directly or indirectly, any action designed to cause or result in, or which might cause or result in, the stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.

10

(ee) The Notes will be pari passu with all existing and future unsecured and unsubordinated indebtedness of the Company. The Guarantees will be pari passu with all existing and future unsecured and unsubordinated indebtedness of the Parent.

(ff) No labor disturbance by the employees of the Parent or any of its Subsidiaries exists or, to the knowledge of the Parent, is threatened that would, individually or in the aggregate, have a Material Adverse Effect.

(gg) (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which each of the Company or any member of the Company’s “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”), has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA, (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company or any member of the Company’s Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.

(hh) (i) Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Parent and its Subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof (subject to permitted extensions) and have paid all taxes due thereon, and no tax deficiency has been determined adversely to the Parent or any of its Subsidiaries, and (ii) the Parent does not have any knowledge of any tax deficiencies that, if determined adversely to the Parent, would, individually or in the aggregate, have a Material Adverse Effect.

(ii) The Parent and its Subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the most recent Preliminary Prospectus and the Prospectus, except as would not, individually or in the aggregate, have a Material Adverse Effect; and each of the Parent and its Subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or

11

termination thereof or results in any other impairment of the rights of the holder or any such Permits, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(jj) The Parent and its Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(kk) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Parent or any of its Subsidiaries (or, to the knowledge of the Obligors, any of their predecessors-in-interest) at, upon or from any of the properties now or previously owned or leased by the Parent or any of its Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or that could result in the imposition of liability under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action that would not have, and could not reasonably be expected to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect. There has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Parent or any of its Subsidiaries or with respect to which the Parent or any of its Subsidiaries has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release that would not have, and could not reasonably be expected to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms “hazardous wastes,” “toxic wastes,” and “hazardous substances” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

(ll) Neither the Parent nor any of its Subsidiaries, nor, to the knowledge of the Obligors, any director, officer, agent, employee or other person associated with or acting on behalf of the Parent or any of its Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or the Bribery Act 2010 of the United Kingdom or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

12

(mm) The operations of the Parent and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Parent or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Obligors, threatened.

(nn) Neither the Parent nor any of its Subsidiaries nor, to the knowledge of the Obligors, any director, officer, agent, employee or affiliate of the Parent or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use, and the Parent will not permit the Company to use, the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(oo) Except as described in the Disclosure Package, since the date of the latest audited financial statements included in the Disclosure Package, neither the Parent nor any of its Subsidiaries has (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or court or governmental action, order or decree, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business, and (iv) since such date, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, properties, management, business or prospects of the Parent and its Subsidiaries, taken as a whole.

(pp) The Parent and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as are described in the Disclosure Package and such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Parent and its Subsidiaries. All assets held under lease by the Parent or its Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Parent or any of its Subsidiaries.

(qq) There are no legal or governmental proceedings or contracts or other documents that would be required to be described in a registration statement filed under

13

the Securities Act or, in the case of documents, would be required to be filed as exhibits to a registration statement of the Obligors pursuant to Item 601(10) of Regulation S-K that have not been described in the Disclosure Package. Neither the Parent nor any of its Subsidiaries has knowledge that any other party to any such contract, agreement or arrangement has any intention not to render full performance as contemplated by the terms thereof; and that statements made in the Disclosure Package under the captions “Description of Notes,” “Description of Debt Securities,” “Description of Guarantees” and “Certain United States Federal Income Tax Considerations,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(rr) Except as disclosed in the Disclosure Package, the Parent and its Subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Parent and its Subsidiaries are in full force and effect; the Parent and its Subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Parent nor any of its Subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance. There are no claims by the Parent or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Parent nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(ss) No relationship, direct or indirect, that would be required to be described in a registration statement of the Obligors pursuant to Item 404 of Regulation S-K, exists between or among the Parent or any of its Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Parent or any of Parent’s Subsidiaries, on the other hand, that has not been described in the Disclosure Package.

(tt) No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(uu) Neither the Parent nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that could give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

14

(vv) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities), will violate or result in a violation of Section 8 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(ww) The Obligors have not taken any action or omitted to take any action (such as issuing any press release relating to any Securities without an appropriate legend) which may result in the loss by any of the Underwriters of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the Financial Services and Markets Act 2000.

(xx) The Obligors acknowledge that, in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Obligors, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

(yy) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

For purposes of this Section 1, as well as for Section 6 hereof, references to “the most recent Preliminary Prospectus and the Prospectus” or “the Disclosure Package and the Prospectus” are to each of the most recent Preliminary Prospectus or the Disclosure Package, as the case may be, and the Prospectus as separate or stand-alone documentation (and not the most recent Preliminary Prospectus or the Disclosure Package, as the case may be, and the Prospectus taken together), so that representations, warranties, agreements, conditions and legal opinions will be made, given or measured independently in respect of each of the most recent Preliminary Prospectus or the Disclosure Package, as the case may be, and the Prospectus.

2. Purchase of the Securities by the Underwriters. Subject to the terms and conditions and upon the basis of the representations and warranties herein set forth, the Company agrees to issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, (a) the principal amounts of the 2024 Notes (and the related Guarantees) set forth opposite such Underwriter’s name in Schedule I hereto, at a price equal to 99.248% of the principal amount thereof, plus accrued interest, if any, thereon from January 15, 2014 and (b) the principal amounts of the 2044 Notes (and the related Guarantees) set forth opposite such Underwriter’s name in Schedule I hereto, at a price equal to 99.097% of the principal amount thereof, plus accrued interest, if any, thereon from January 15, 2014.

3. Delivery of and Payment for the Securities. Delivery of the Securities will be made at the offices of Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas 77002, or at such place or places as mutually may be agreed upon by the Company and the Underwriters, at 10:00 A.M., Houston, Texas time, on January 15, 2014 or on such later date not more than seven Business Days after such date as may be determined by the Representatives and the Company (the “Closing Date”).

15

Delivery of the Securities will be made to the Representatives by or on behalf of the Obligors against payment of the purchase price therefor by wire transfer of immediately available funds. Delivery of the Securities will be made through the facilities of The Depository Trust Company unless the Representatives otherwise instruct. Delivery of the Securities at the time and place specified in this Agreement is a further condition to the obligations of each Underwriter.

4. Covenants of the Obligors. The Obligors, jointly and severally, covenant and agree with each Underwriter that:

(a) The Obligors (i) will prepare the Prospectus in a form approved by the Representatives and file the Prospectus pursuant to Rule 424(b) of the Rules and Regulations within the time period prescribed by such Rule; (ii) will not file any amendment or supplement to the Registration Statement or the Prospectus or file any document under the Exchange Act before the termination of the offering of the Securities by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus, which filing is not consented to by the Representatives after reasonable notice thereof (such consent not to be unreasonably withheld or delayed); (iii) will advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement, the most recent Preliminary Prospectus or the Prospectus has been filed and will furnish the Representatives with copies thereof; (iv) will prepare the Final Term Sheet approved by the Representatives and file the Final Term Sheet pursuant to Rule 433(d) of the Rules and Regulations with required legending and within the time period prescribed by such Rule; (v) will advise the Representatives promptly after it receives notice thereof, of the issuance by the Commission or any state or other regulatory body of any stop order or any order suspending the effectiveness of the Registration Statement, suspending or preventing the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceedings for any such purpose or pursuant to Section 8A of the Securities Act, of receipt by the Company or the Parent from the Commission of any notice of objection to the use of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and (vi) will use their best efforts to prevent the issuance of any stop order or other such order or any such notice of objection and, if a stop order or other such order is issued or any such notice of objection is received, to obtain as soon as possible the lifting or withdrawal thereof.

(b) The Obligors will prepare and file with the Commission, promptly upon the request of the Representatives, any amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus that, in the opinion of the Representatives, may be necessary or advisable in connection with the offering of the Securities.

16

(c) The Obligors will furnish to the Representatives and to counsel for the Underwriters such number of conformed copies of the Registration Statement, as originally filed and each amendment thereto (excluding exhibits other than this Agreement), any Preliminary Prospectus, the Final Term Sheet and any other Issuer Free Writing Prospectus, the Prospectus and all amendments and supplements to any of such documents (including any document filed under the Exchange Act and deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus), in each case as soon as available and in such quantities as the Representatives may from time to time reasonably request.

(d) During the period in which the Prospectus relating to the Securities (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required to be delivered under the Securities Act, the Obligors will comply with all requirements imposed upon them by the Securities Act and by the Rules and Regulations, as from time to time in force, so far as is necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions of this Agreement and by the Prospectus. If during such period any event occurs as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus or file any document to comply with the Securities Act, the Company or the Parent will promptly notify the Representatives and will, subject to Section 4(a) hereof, amend the Registration Statement, amend or supplement the Disclosure Package or the Prospectus, as the case may be, or file any document (in each case, at the expense of the Obligors) so as to correct such statement or omission or to effect such compliance, and will furnish without charge to each Underwriter as many written and electronic copies of any such amendment or supplement as the Representatives may from time to time reasonably request.

(e) As soon as practicable, the Company or the Parent will make generally available to its security holders and the Underwriters an earnings statement (which need not be audited) satisfying the requirements of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(f) The Obligors will, whether or not this Agreement is terminated or the sale of the Securities to the Underwriters is consummated, pay all fees, expenses, costs and charges in connection with: (i) the preparation, printing, filing, registration, delivery and shipping of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus and any amendments or supplements thereto; (ii) the printing, producing, copying and delivering this Agreement, the 2024 Notes Indenture, the 2044 Notes Indenture, closing documents (including any compilations thereof) and any other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering, purchase, sale and delivery of the Securities; (iii) the services of the Company’s independent registered public accounting firm; (iv) the services of the Company’s counsel; (v) the qualification

17

of the Securities under the securities laws of the several jurisdictions as provided in Section 4(l) hereof and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel to the Underwriters); (vi) any rating of the Notes by rating agencies; (vii) any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Securities (including related fees and expenses of counsel to the Underwriters); (viii) the services of the Trustee and any agent of the Trustee (including the fees and disbursements of counsel for the Trustee); (ix) any “road show” or other investor presentations relating to the offering of the Securities (including, without limitation, for meetings, travel and one-half the cost of private aircraft rental); and (x) otherwise incident to the performance of its obligations hereunder for which provision is not otherwise made in this Section 4(f). It is understood, however, that, except as provided in this Section 4(f) or Sections 8 and 10 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of counsel to the Underwriters and any advertising expenses incurred in connection with the offering of the Securities as well as one-half the cost of private aircraft rental for the “road show” or other investor presentations. If the sale of the Securities provided for herein is not consummated by reason of acts of the Company or the Parent or changes in circumstances of the Company or the Parent pursuant to Section 10 of this Agreement, or by reason of any failure, refusal or inability on the part of the Company or the Parent to perform any agreement on their part to be performed or because any other condition of the Underwriters’ obligations hereunder is not fulfilled or if the Underwriters decline to purchase the Securities for any reason permitted under this Agreement (other than by reason of a default by any of the Underwriters pursuant to Section 9 hereof), the Company or the Parent will reimburse the Underwriters for all reasonable out-of-pocket disbursements (including fees and expenses of counsel to the Underwriters) incurred by the Underwriters in connection with any investigation or preparation made by them in respect of the marketing of the Securities or in contemplation of the performance by them of their obligations hereunder.

(g) Until completion of the distribution of the Securities, the Company will timely file all reports, documents and amendments to previously filed documents required to be filed by it pursuant to Section 12, 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(h) The Company will apply the net proceeds from the sale of the Securities as set forth in the most recent Preliminary Prospectus and the Prospectus.

(i) Until 30 days following the Closing Date, the Obligors will not, without the prior written consent of the Representatives, directly or indirectly, issue, sell, offer to sell, pledge, grant any option for the sale of or otherwise dispose of, any debt securities that are substantially similar to the Notes (including, without limitation, with respect to the maturity, currency, interest rate and other material terms thereof).

(j) The Company or the Parent will pay the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1) of the Rules and Regulations and in accordance with Rules 456(b) and 457(r) of the Rules and Regulations.

18

(k) If required by Rule 430B(h) of the Rules and Regulations, the Obligors will prepare a prospectus in a form approved by the Representatives and file such prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than may be required by such Rule; and the Obligors will make no further amendment or supplement to such prospectus that will be disapproved by the Representatives promptly after reasonable notice thereof.

(l) The Obligors will cooperate with the Underwriters and with counsel to the Underwriters in connection with the qualification of the Securities for offering and sale by the Underwriters and by dealers under the securities laws of such jurisdictions as the Underwriters may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification and to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided, however, that in no event will the Company or the Parent be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than for actions or proceedings arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(m) The Obligors will not take, directly or indirectly, any action designed to cause or result in, or that might cause or result in, stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.

(n) The Company will comply with all agreements set forth in the representation letters of the Company to DTC relating to the acceptance of the Securities for “book- entry” transfer through the facilities of DTC.

5. Free Writing Prospectuses.

(a) The Obligors represent and warrant to, and agree with, each Underwriter that (i) the Obligors have not made, and will not make, any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior consent of the Representatives (which consent being deemed to have been given with respect to (A) the Final Term Sheet prepared and filed pursuant to Section 4(a) hereof and (B) any other Issuer Free Writing Prospectus identified on Schedule II hereto); (ii) each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Obligors have complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to Rule 433 of the Rules and Regulations; (iii) each Issuer Free Writing Prospectus will not, as of its issue date and through the time the Securities are delivered pursuant to Section 3 hereof, include any information that conflicts with the information contained in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus; and (iv) each Issuer Free Writing Prospectus, when considered together with the information contained in the most recent Preliminary Prospectus, did not, as of the Applicable Time, does not, as of the date hereof, and will not, as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

19

(b) Each Underwriter represents and warrants to, and agrees with, the Obligors and each other Underwriter that it has not made, and will not make any offer relating to the Securities that would constitute a “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) required to be filed with the Commission, without the prior consent of the Obligors and the Representatives, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities.

(c) The Obligors agree that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission.

6. Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy, as of the date hereof and the Closing Date (as if made at the Closing Date), of the representations and warranties of the Obligors contained herein, to the performance by the Obligors of their obligations hereunder and to the following additional conditions:

(a) The Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; all filings (including, without limitation, the Final Term Sheet) required by Rule 424(b) or Rule 433 of the Rules and Regulations shall have been made within the time periods prescribed by such Rules, and no such filings will have been made without the consent of the Representatives; no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto, preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or suspending the qualification of the Securities for offering or sale in any jurisdiction shall have been issued; no proceedings for the issuance of any such order shall have been initiated or threatened pursuant to Section 8A of the Securities Act; no notice of objection of the Commission to use the Registration Statement or any post-effective amendment thereto shall have been received by the Company or the Parent; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to the Representatives and complied with to the Representatives’ reasonable satisfaction.

(b) No Underwriter shall have been advised by the Company or the Parent, or shall have discovered and disclosed to the Company or the Parent, that the Registration

20

Statement, the most recent Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of the Representatives or of counsel to the Underwriters, is material, or omits to state any fact which, in the opinion of the Representatives or of counsel to the Underwriters, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) The Representatives shall have received from Mayer Brown LLP, counsel to the Underwriters, such opinion or opinions, addressed to the Underwriters, dated the Closing Date and in form and substance satisfactory to the Representatives, with respect to the Securities, 2024 Notes Indenture, 2044 Notes Indenture, Registration Statement, Prospectus and Disclosure Package and other related matters as the Representatives may reasonably require, and the Obligors shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(d) The Representatives shall have received from Andrews Kurth LLP, counsel for the Company, the opinion or opinions, addressed to the Underwriters, dated the Closing Date and substantially in the form of Annex A and Annex B hereto.

(e) The Representatives shall have received a certificate, dated the Closing Date, signed by the Chief Executive Officer of the Company and by the Chief Financial Officer or the Chief Accounting Officer of the Company and signed by the Chief Executive Officer of the Parent and by the Chief Financial Officer or the Chief Accounting Officer of the Parent to the effect that: (i) the representations and warranties of each of the Obligors in this Agreement are true and correct, as if made at and as of the Closing Date, and the Obligors have complied with all the agreements and satisfied all the conditions on its part to be complied with or satisfied at or prior to the Closing Date; (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for any such purpose have been initiated or, to the knowledge of such officers, threatened; and the Commission has not notified the Company or the Parent of any objection to the use of the form of Registration Statement or any post-effective amendment thereto; (iii) all filings required by Rule 424(b) or Rule 433 of the Rules and Regulations have been made within the time periods prescribed by such Rules; (iv) since the initial Effective Date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement, the most recent Preliminary Prospectus or the Prospectus that has not been so set forth and there has been no document required to be filed under the Securities Act and the Rules and Regulations or the Exchange Act and the rules and regulations thereunder that upon such filing would be deemed to be incorporated by reference into the Registration Statement, the most recent Preliminary Prospectus or the Prospectus that has not been so filed; and (v) no event contemplated by Section 6(f) hereof has occurred.

(f) Except as described in the most recent Preliminary Prospectus and the Prospectus, (i) neither the Parent nor any of its Subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business from

21

fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any material adverse change in the capital stock of the Parent or any material adverse change in the long-term debt of the Parent and its Subsidiaries on a consolidated basis or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Parent and its Subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering of the Securities or on the terms and in the manner contemplated in the Prospectus.

(g) Concurrently with the execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP, the Company’s independent registered public accounting firm, a “comfort” letter (the “initial comfort letter”) addressed to the Representatives on behalf of the Underwriters, dated the date hereof, and in form and substance satisfactory to the Representatives (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h) The Representatives shall have received a “bring-down comfort” letter (the “bring-down comfort letter”) from Deloitte & Touche LLP, the Company’s independent registered public accounting firm, addressed to the Representatives on behalf of the Underwriters, dated the Closing Date, and in form and substance satisfactory to the Representatives (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down comfort letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down comfort letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial comfort letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial comfort letter.

(i) Prior to or on the Closing Date, the Representatives shall have been furnished by the Company such additional documents and certificates as the Representatives or counsel for the Underwriters may reasonably request.

22

(j) Subsequent to the execution and delivery of this Agreement, (i) there shall not have occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, properties, management, business or prospects of the Parent and its Subsidiaries, taken as a whole, (ii) no downgrading shall have occurred in the rating accorded to the debt securities of the Parent or any of its Subsidiaries by any “nationally recognized statistical rating organization” (as that term is defined in Section 3(a)(62) of the Exchange Act), and (iii) no such organization shall have publicly announced that it has any such debt securities under surveillance or review with possible negative implications.

(k) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the NYSE MKT LLC or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by federal or state authorities; (iii) a material disruption in commercial banking or securities settlement or clearance services shall have occurred, (iv) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (v) there shall have occurred any other calamity or crisis or change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering of the Securities or on the terms and in the manner contemplated in the Prospectus.

All opinions, certificates, letters and documents referred to in this Section 6 will be in compliance with the provisions of this Agreement only if they are satisfactory in form and substance to the Representatives and to counsel for the Underwriters. The Obligors will furnish to the Representatives conformed copies of such opinions, certificates, letters and other documents in such number as the Representatives will reasonably request.

7. Covenants of the Underwriters. The Underwriters agree, severally and not jointly, with the Company to conduct the offering of the Securities in accordance with the Prospectus Supplement.

8. Indemnification and Contribution.

(a) The Obligors will jointly and severally indemnify and hold harmless each Underwriter from and against any loss, claim, damage or liability (or any action in respect thereof), joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action

23

in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, the Registration Statement or Prospectus as amended or supplemented, any Issuer Free Writing Prospectus, including any road show, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, or the Registration Statement or Prospectus as amended or supplemented or any Issuer Free Writing Prospectus, any such issuer information, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter promptly after receipt of invoices from such Underwriter for any legal or other expenses as reasonably incurred by such Underwriter in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments will be promptly refunded; provided, however, that the Obligors will not be liable under this Section 8(a) in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company or the Parent by the Representatives, on behalf of the Underwriters, expressly for use therein (which information is specified in Section 13 hereof).

(b) Each Underwriter, severally, but not jointly, will indemnify and hold harmless the Obligors against any loss, claim, damage or liability (or any action in respect thereof) to which the Company or the Parent may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, the Registration Statement or Prospectus as amended or supplemented, or any Issuer Free Writing Prospectus, or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, the Registration Statement or Prospectus as amended or supplemented, or any Issuer Free Writing Prospectus, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Obligors promptly after receipt of invoices from the Company, as the case may be, for any legal or other expenses reasonably incurred by the Company or the Parent in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments will be promptly refunded; provided, however, that such indemnification or reimbursement will be available in each such case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Parent by the Representatives, on behalf of such Underwriter, expressly for use therein (which information is specified in Section 13 hereof).

24

(c) Promptly after receipt by any indemnified party under Section 8(a) or 8(b) above of notice of any claim or the commencement of any action, the indemnified party will, if a claim in respect thereof is to be made against one or more indemnifying parties under such subsection, notify each indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to so notify each such indemnifying party will not relieve it from any liability which it may have under this Section 8 except to the extent it has been prejudiced in any material respect by such failure or from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action will be brought against any indemnified party, and it notifies each indemnifying party thereof, each such indemnifying party will be entitled to participate therein and, to the extent that it wishes, jointly with each other similarly notified indemnifying party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from each indemnifying party to the indemnified party of its election to assume the defense of such claim or action, each such indemnifying party will not be liable to the indemnified party under Section 8(a) or 8(b) above for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation, except that the Underwriters will have the right to employ counsel to represent the Underwriters who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company or the Parent under Section 8(a) if (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Underwriters have been advised by counsel that there may be one or more legal defenses available to the Underwriters that are different from or additional to those available to the Company or the Parent and in the judgment of such counsel it is advisable for the Underwriters to employ separate counsel or (iii) the Obligors have failed to assume the defense of such action and employ counsel satisfactory to the Underwriters, in which event the reasonable fees and expenses of such separate counsel will be paid by the Obligors. No indemnifying party will (i) without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder unless such settlement, compromise or judgment (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent, but if settled with the consent of each indemnifying party or if there be a final judgment of the plaintiff in any such action, each such indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) above, then each indemnifying party will, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 8(a) or 8(b) above (i) in such proportion as is

25

appropriate to reflect the relative benefits received by the Obligors on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company or the Parent on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Obligors on the one hand and the Underwriters on the other hand will be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. Relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Parent or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Parent and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this Section 8(d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in the first sentence of this Section 8(d) will be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against any action or claim which is the subject of this Section 8(d). Notwithstanding the provisions of this Section 8(d), no Underwriter will be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect to which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service will not relieve the party from whom contribution may be sought for any obligation it may have hereunder or otherwise (except as specifically provided in Section 8(c) above).

(e) The obligations of the Obligors under this Section 8 will be in addition to any liability that the Company or the Parent may otherwise have, and will extend, upon the same terms and conditions set forth in this Section 8, to the respective officers and

26

directors of the Underwriters and each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 8 will be in addition to any liability that the respective Underwriters may otherwise have, and will extend, upon the same terms and conditions, to each director of the Company or the Parent (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company or the Parent), to each officer of the Obligors who has signed the Registration Statement and to each person, if any, who controls the Company or the Parent within the meaning of the Securities Act.

9. Substitution of Underwriters. If any Underwriter defaults in its obligation to purchase the principal amount of either series of the Notes that it has agreed to purchase under this Agreement, the non-defaulting Underwriters will be obligated to purchase (in the respective proportions that the principal amount of the Notes of such series set forth opposite the name of each non- defaulting Underwriter in Schedule I hereto bears to the total principal amount of the Notes of such series less the principal amount of the Notes of such series the defaulting Underwriter agreed to purchase set forth in Schedule I hereto) the principal amount of the Notes of such series that the defaulting Underwriter agreed but failed to purchase; except that the non-defaulting Underwriters will not be obligated to purchase any of the Notes of such series if the total principal amount of the Notes of such series that the defaulting Underwriter or Underwriters agreed but failed to purchase exceed 9.09% of the total principal amount of the Notes of such series, and any non-defaulting Underwriters will not be obligated to purchase more than 110% of the principal amount of the Notes of such series set forth opposite its name in Schedule I hereto. If the foregoing maximums are exceeded, the non-defaulting Underwriters, and any other underwriters satisfactory to the Representatives who so agree, will have the right, but will not be obligated, to purchase (in such proportions as may be agreed upon among them) all of the Notes of such series. If the non-defaulting Underwriters or the other underwriters satisfactory to the Underwriters do not elect to purchase the Notes of such series that the defaulting Underwriter or Underwriters agreed but failed to purchase within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company or the Parent, except for the indemnity and contribution agreements of the Company, the Parent and the Underwriters contained in Section 8 of this Agreement. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter pursuant to this Section 9.

If the non-defaulting Underwriters or the other underwriters satisfactory to the Representatives are obligated or agree to purchase the Notes of a defaulting Underwriter, the Representatives may postpone the Closing Date for up to seven full Business Days in order that the Obligors may effect any changes that may be necessary in the Registration Statement or the Prospectus or in any other document or agreement, and the Obligors agree to file promptly any amendments or any supplements to the Registration Statement or the Prospectus that, in the opinion of the Representatives, may thereby be made necessary.

Nothing contained herein will relieve a defaulting Underwriter of any liability it may have for damages caused by its default.

10. Termination. Until the Closing Date, this Agreement may be terminated by the Representatives on behalf of the Underwriters by giving notice as hereinafter provided to the

27

Company if (i) the Obligors have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any of the events described in Sections 6(j) and 6(k) of this Agreement, shall have occurred, or (iii) any other condition to the Underwriters’ obligations hereunder is not fulfilled. Any termination of this Agreement pursuant to this Section 10 will be without liability on the part of the Company, the Parent or any Underwriter, except as otherwise provided in Sections 4(f) and 8 hereof.

Any notice referred to above may be given at the address specified in Section 12 of this Agreement in writing or by telegraph or telephone, and if by telegraph or telephone, will be immediately confirmed in writing.

11. Survival of Certain Provisions. The agreements contained in Section 8 of this Agreement, the representations, warranties and agreements of the Obligors contained in Sections 1 and 4 of this Agreement will survive the delivery of the Securities to the Underwriters hereunder and will remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

12. Notices. Except as otherwise provided in the Agreement, (a) whenever notice is required by the provisions of this Agreement to be given to the Company or the Parent, such notice will be in writing by mail, telex or facsimile transmission addressed to the Company at 2800 Post Oak Boulevard, Suite 5450, Houston, Texas 77056, Attention: John Buvens (Fax: 713-960-7658) with a copy to Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas 77002, Attention: Robert V. Jewell (Fax: 713-238-7135), and (b) whenever notice is required by the provisions of this Agreement to be given to the several Underwriters, such notice will be in writing by mail, telex or facsimile transmission addressed to each of the Representatives at Barclays Capital Inc., 745 Seventh Avenue, New York, NY 10019, Attention: Syndicate Registration (Fax: 646-834-8133), Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel (Fax: 212-816-7912), Goldman Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department (Fax: 212-902-9316) and Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28288, Attention: Transaction Management (Fax: 704-410-0326), respectively, with a copy to Mayer Brown LLP, 700 Louisiana, Suite 3400, Houston, Texas 77002, Attention: Robert F. Gray, Jr. (Fax: 713-238-4600).

13. Information Furnished by Underwriters. The Underwriters severally confirm that the statements in the third paragraph, the statements in the second sentence of the fifth paragraph and the statements in the sixth paragraph, in each case, under the caption “Underwriting” in the most recent Preliminary Prospectus and the Prospectus, constitute the only written information furnished to the Company or the Parent by the Representatives on behalf of the Underwriters, referred to in Sections 1(e), 1(f), 1(g), 8(a) and 8(b) of this Agreement.

14. Research Analyst Independence. The Obligors acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company or the Parent and/or the offering of the Securities that differ from the views of their respective

28

investment banking divisions. The Obligors hereby waive and release, to the fullest extent permitted by law, any claims that the Obligors may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Parent by such Underwriters’ investment banking divisions. The Obligors acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

15. Nature of Relationship. The Obligors acknowledge and agree that in connection with the offering and the sale of the Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company, the Parent and any other person, on the one hand, and the Underwriters, on the other hand, exists; (ii) the Underwriters are not acting as advisors, experts or otherwise, to the Company or the Parent, including, without limitation, with respect to the determination of the public offering price of the Securities, and such relationship between the Obligors, on the one hand, and the Underwriters, on the other hand, is entirely and solely a commercial relationship, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company or the Parent shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company or the Parent. The Obligors hereby waive any claims that the Company or the Parent may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

16. Parties. This Agreement will inure to the benefit of and be binding upon the several Underwriters, the Obligors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Obligors contained in this Agreement will also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (b) the indemnification agreement of the Underwriters contained in Section 8 of this Agreement will be deemed to be for the benefit of directors of the Company, the Parent, officers of the Obligors who signed the Registration Statement and any person controlling the Company or the Parent within the meaning of Section 15 of the Securities Act. Nothing in this Agreement will be construed to give any person, other than the persons referred to in this paragraph, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

17. Definition of “Business Day”. For purposes of this Agreement, “Business Day” means any day on which the New York Stock Exchange is open for trading, other than any day on which commercial banks are authorized or required to be closed in New York City.

29

18. Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

20. WAIVER OF JURY TRIAL. THE OBLIGORS AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

21. Counterparts. This Agreement may be signed in one or more counterparts, each of which will constitute an original and all of which together will constitute one and the same agreement.

(Signature Page Follows)

30

If the foregoing correctly sets forth the agreement among the Obligors and the several Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

ROWAN COMPANIES, INC.

By:	/s/ J. Kevin Bartol
J. Kevin Bartol
Executive Vice President, Chief Financial Officer and Treasurer

ROWAN COMPANIES PLC

By:	/s/ J. Kevin Bartol
J. Kevin Bartol
Executive Vice President, Chief Financial Officer and Treasurer

Signature Page to Underwriting Agreement

Confirmed and accepted as of the date first above mentioned

BARCLAYS CAPITAL INC.
CITIGROUP GLOBAL MARKETS INC.
GOLDMAN, SACHS & CO.
WELLS FARGO SECURITIES, LLC

As Representatives and on behalf of the several Underwriters named in Schedule I hereto

BARCLAYS CAPITAL INC.

By:	/s/ Greg Hall
Name:	Greg Hall
Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian D. Bednarski
Name:	Brian D. Bednarski
Title:	Managing Director

GOLDMAN, SACHS & CO.

By:	/s/ Ryan Gilliam
Name:	Ryan Gilliam
Title:	Vice President

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name:	Carolyn Hurley
Title:	Director

Signature Page to Underwriting Agreement

SCHEDULE I

Underwriter	Principal Amount of 2024 Notes (and the related Guarantees)	Principal Amount of 2044 Notes (and the related Guarantees)

BARCLAYS CAPITAL INC.	$58,560,000	$58,560,000

CITIGROUP GLOBAL MARKETS INC.	$56,560,000	$56,560,000

GOLDMAN, SACHS & CO.	$56,560,000	$56,560,000

WELLS FARGO SECURITIES, LLC	$56,560,000	$56,560,000

DNB MARKETS, INC.	$38,400,000	$38,400,000

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED	$38,400,000	$38,400,000

RBC CAPITAL MARKETS, LLC	$38,400,000	$38,400,000

HSBC SECURITIES (USA) INC.	$20,200,000	$20,200,000

MITSUBISHI UFJ SECURITIES (USA), INC.	$20,200,000	$20,200,000

MIZUHO SECURITIES USA INC.	$16,160,000	$16,160,000

Total	$400,000,000	$400,000,000

SCHEDULE II

ISSUER FREE WRITING PROSPECTUSES

ISSUER FREE WRITING PROSPECTUS

Filed Pursuant to Rule 433

Registration Nos. 333-181455; 333-181455-01

January 6, 2014

Rowan Companies, Inc.

Pricing Term Sheet

$400,000,000 4.75% Senior Notes due 2024

$400,000,000 5.85% Senior Notes due 2044

Issuer:	Rowan Companies, Inc.

Guarantor:	Rowan Companies plc

Title	4.75% Senior Notes due 2024 (“2024 Notes”) 5.85% Senior Notes due 2044 (“2044 Notes”)

Ratings: (Moody’s / S&P)*	Baa3 / BBB–

Security Type:	Senior Unsecured Notes

Distribution:	SEC Registered

Pricing Date:	January 6, 2014

Settlement Date:	January 15, 2014 (T+7)

Maturity Date:	January 15, 2024 (2024 Notes) January 15, 2044 (2044 Notes)

Principal Amount:	$400,000,000 (2024 Notes) $400,000,000 (2044 Notes)

Benchmark:	UST 2.750% due November 15, 2023 (2024 Notes) UST 3.625% due August 15, 2043 (2044 Notes)

Benchmark Yield:	2.963% (2024 Notes) 3.902% (2044 Notes)

Spread to Benchmark:	+ 180 bps (2024 Notes) + 195 bps (2044 Notes)

Yield to Maturity:	4.763% (2024 Notes) 5.852% (2044 Notes)

Interest Rate:	4.75% (2024 Notes) 5.85% (2044 Notes)

Public Offering Price:	99.898% plus accrued interest, if any, from January 15, 2014 (2024 Notes) 99.972% plus accrued interest, if any, from January 15, 2014 (2044 Notes)

SCHEDULE II

Net Proceeds Before Expenses:	$396,992,000 (2024 Notes) $396,388,000 (2044 Notes)

Optional Redemption:

2024 Notes:

Redeemable at any time prior to October 15, 2023 in amount equal to the principal amount plus a make whole premium, using a discount rate of T+30 bps, plus accrued and unpaid interest to, but excluding, the redemption date.

Redeemable at any time on or after October 15, 2023 in amount equal to the principal amount plus accrued and unpaid interest to, but excluding, the redemption date.

2044 Notes:

Redeemable at any time prior to July 15, 2043 in amount equal to the principal amount plus a make whole premium, using a discount rate of T+30 bps, plus accrued and unpaid interest to, but excluding, the redemption date.

Redeemable at any time on or after July 15, 2043 in amount equal to the principal amount plus accrued and unpaid interest to, but excluding, the redemption date.

Interest Payment Dates:	January 15 and July 15, beginning on July 15, 2014 (2024 Notes) January 15 and July 15, beginning on July 15, 2014 (2044 Notes)

CUSIP / ISIN:	779382 AR1 / US779382AR14 (2024 Notes) 779382 AS9 / US779382AS96 (2044 Notes)

Joint Book-Running Managers:	Barclays Capital Inc. Citigroup Global Markets Inc. Goldman, Sachs & Co. Wells Fargo Securities, LLC DNB Markets, Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated RBC Capital Markets, LLC

Co-Managers:	HSBC Securities (USA) Inc. Mitsubishi UFJ Securities (USA), Inc. Mizuho Securities USA Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Issuer and the Guarantor have filed a registration statement (including a preliminary prospectus supplement and a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement for this offering and the accompanying prospectus and any other documents the issuer or the guarantor has filed with the SEC for more complete information about the issuer, the guarantor and this offering. You may get these documents for free by searching the SEC online data base (EDGAR) on the SEC web site at http://www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and the accompanying prospectus if you request them by calling Barclays Capital Inc. at 1-888- 603-5847, Citigroup Global Markets Inc. at 1-800-831-9146, Goldman, Sachs & Co. at 1-866-471-2526 or Wells Fargo Securities, LLC at 1-800-326-5897.

ANNEX A

January 15, 2014

To each of the Underwriters named

in the Underwriting Agreement referenced herein

c/o	Barclays Capital Inc.
745 Seventh Avenue
New York, NY 10019

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013

Goldman, Sachs & Co.
200 West Street
New York, NY 10282

Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, NC 28202

	Re:	4.75% Senior Notes due 2024 and 5.85% Senior Notes due 2044 issued by Rowan Companies, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Rowan Companies, Inc., a Delaware corporation (the “Issuer”), and Rowan Companies plc, a public limited company incorporated under the laws of England and Wales (the “Guarantor” and together with the Issuer, the “Obligors”), in connection with the Underwriting Agreement dated January 6, 2014 (the “Underwriting Agreement”) among (i) the Obligors and (ii) Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale by the Issuer to the Underwriters of $400,000,000 aggregate principal amount of the Issuer’s 4.75% Senior Notes due 2024 (the “2024 Notes”) and $400,000,000 aggregate principal amount of the Issuer’s 5.85% Senior Notes due 2044 (the “2044 Notes” and, collectively with the 2024 Notes, the “Securities”), which shall be fully and unconditionally guaranteed by the Guarantor.

The 2024 Notes are being issued under an Indenture dated as of July 21, 2009 (the “Base Indenture”) between the Issuer and U.S. Bank National Association, as trustee (the “Trustee”), as amended and supplemented by the Sixth Supplemental Indenture thereto dated as of January 15, 2014 (the “Sixth Supplemental Indenture”), among the Obligors and the Trustee. The 2044 Notes are being issued under the Base Indenture, as amended and supplemented by the Seventh Supplemental Indenture thereto, dated as of January 15, 2014 (the “Seventh Supplemental

To each of the Underwriters named

in the Underwriting Agreement referenced herein

January 15, 2014

Indenture”), among the Obligors and the Trustee. The Base Indenture, as amended and supplemented by the Sixth Supplemental Indenture and the Seventh Supplemental Indenture, is referred to herein as the “Indenture.”

We are furnishing this opinion letter to you pursuant to Section 6(d) of the Underwriting Agreement.

In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a) the Registration Statement on Form S-3 (File Nos. 333-181455 and 333-181455-01) relating to securities to be issued by the Issuer or the Guarantor from time to time including the Securities, filed by the Obligors, under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”) on May 16, 2012, including the base prospectus included in such registration statement (the “Base Prospectus”) and the other information set forth in the Incorporated Documents (as defined below) and incorporated by reference in such registration statement and therefore deemed to be a part thereof (such registration statement, including the Base Prospectus and such other information incorporated by reference in such registration statement, being referenced herein as the “Registration Statement”);

(b) the preliminary prospectus supplement dated January 6, 2014 and filed with the SEC on January 6, 2014, relating to the Securities (and the guarantee thereof by the Guarantor) in the form filed with the SEC pursuant to Rule 424(b) of the General Rules and Regulations (the “Rules and Regulations”) under the Securities Act (such preliminary prospectus supplement, together with the Base Prospectus, being referred to herein as the “Preliminary Prospectus”);

(c) the prospectus supplement dated January 6, 2014 and filed with the SEC on January [—], 2014, relating to the Securities (and the guarantee thereof by the Guarantor) in the form filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations (such prospectus supplement, together with the Base Prospectus, being referenced herein as the “Prospectus”);

(d) the Issuer’s pricing term sheet dated January 6, 2014 relating to the Securities (and the guarantee thereof by the Guarantor) and filed by the Issuer with the SEC on January 6, 2014 as a free writing prospectus (the “Pricing Term Sheet” and together with the Preliminary Prospectus, being referred to herein as the “Disclosure Package”);

(e) each of the reports of the Issuer or of the Guarantor that has been filed with the SEC and is incorporated by reference in the Registration Statement (collectively, the “Incorporated Documents”);

(f) the Indenture;

(g) the form of the 2024 Notes attached to the Sixth Supplemental Indenture;

To each of the Underwriters named

in the Underwriting Agreement referenced herein

January 15, 2014

(h) the form of the 2044 Notes attached to the Seventh Supplemental Indenture;

(i) the global note (the “2024 Global Note”) executed by the Company pursuant to the Base Indenture as amended and supplemented by the Sixth Supplemental Indenture, in the aggregate principal amount of $400,000,000, representing the 2024 Notes purchased and sold pursuant to the Underwriting Agreement;

(j) the global note (the “2044 Global Note” and, together with the 2024 Global Note, the (“Global Notes”)) executed by the Company pursuant to the Base Indenture as amended and supplemented by the Seventh Supplemental Indenture, in the aggregate principal amount of $400,000,000, representing the 2044 Notes purchased and sold pursuant to the Underwriting Agreement;

(k) the Underwriting Agreement;

(l) the Restated Certificate of Incorporation of the Issuer, effective as of May 11, 2012 certified by the Secretary of State of the State of Delaware as in effect on January 6, 2014, and certified by the Secretary of the Issuer as in effect on the date of the adoption of the resolutions specified in paragraph (r) below, the date of the adoption of the pricing memorandum specified in paragraph (v) below, the date of the Underwriting Agreement and the date hereof (the “Issuer Certificate of Incorporation”);

(m) the Restated Certificate of Incorporation of the Issuer, effective as of February 27, 1984, as amended and supplemented through July 21, 2010 certified by the Secretary of the Issuer as in effect on the date of the adoption of the resolutions specified in paragraph (s) below;

(n) the Restated Certificate of Incorporation of the Issuer, effective as of February 27, 1984, as amended and supplemented through October 31, 2001, certified by the Secretary of the Issuer as in effect on the date of the adoption of the resolutions specified in paragraph (t) below;

(o) the Amended and Restated Bylaws of the Issuer, certified by the Secretary of the Issuer as in effect on each of the dates of the adoption of the resolutions specified in paragraph (r) below, the adoption of the pricing memorandum specified in paragraph (v) below, the date of the Underwriting Agreement and the date hereof (the “Issuer Bylaws”);

(p) the Amended and Restated Bylaws of the Issuer, certified by the Secretary of the Issuer as in effect on the date of the adoption of the resolutions specified in paragraph (s) below;

(q) the Amended and Restated Bylaws of the Issuer, certified by the Secretary of the Issuer as in effect on the date of the adoption of the resolutions specified in paragraph (t) below;

(r) resolutions of the Board of Directors of the Issuer dated December 27, 2013, certified by the Secretary of the Issuer;

To each of the Underwriters named

in the Underwriting Agreement referenced herein

January 15, 2014

(s) resolutions of the Board of Directors of the Issuer dated April 9, 2012, certified by the Secretary of the Issuer;

(t) resolutions of the Board of Directors of the Issuer dated July 2, 2009, certified by the Secretary of the Issuer;

(u) a certificate, dated January 15, 2014, from the Secretary of State of the State of Delaware as to the good standing and legal existence under the laws of the State of Delaware of the Issuer;

(v) a pricing memorandum, dated January 6, 2014, executed by the Chief Executive Officer of the Issuer setting forth approval of the pricing terms of the Securities;

(w) a certificate dated the date hereof (the “Opinion Support Certificate”), executed by the Chief Executive Officer and by the Executive Vice President and Chief Financial Officer of the Guarantor, a copy of which is attached hereto as Exhibit A;

(x) each of the Applicable Orders (as defined below); and

(y) each of the Applicable Agreements (as defined below).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Obligors and such agreements, certificates of public officials, certificates of officers or other representatives of the Obligors and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. As to any facts material to the opinions and statements expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon (i) oral or written statements and representations of officers and other representatives of the Obligors (including without limitation the facts certified in the Opinion Support Certificate), (ii) representations made by the Obligors and (iii) statements and certifications of public officials and others.

As used herein the following terms have the respective meanings set forth below:

“Applicable Agreements” means those agreements and other instruments identified on Schedule 1 to the Opinion Support Certificate.

“Applicable Orders” means those orders or decrees of governmental authorities identified on Schedule 2 to the Opinion Support Certificate.

To each of the Underwriters named

in the Underwriting Agreement referenced herein

January 15, 2014

“Issuer Organizational Documents” means, collectively, the following instruments, each in the form reviewed by us, as indicated above: (i) the Issuer Certificate of Incorporation and (ii) the Issuer Bylaws.

“Person” means a natural person or a legal entity organized under the laws of any jurisdiction.

“Transaction Documents” means collectively, the Underwriting Agreement, the Indenture and the Securities.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. The Issuer is validly existing as a corporation and in good standing under the laws of the State of Delaware.

2. The Issuer has the corporate power and corporate authority under the laws of the State of Delaware to (i) execute and deliver, and incur and perform all of its obligations under, the Transaction Documents and (ii) carry on its business and own its properties as described in the Registration Statement and the Prospectus.

3. Each of the Transaction Documents has been duly authorized, executed and delivered by the Issuer.

4. None of (i) the execution and delivery of, or the incurrence or performance by each of the Obligors of its obligations under each of the Transaction Documents to which it is a party, each in accordance with its terms, (ii) the offering, issuance, sale and delivery of the Securities pursuant to the Underwriting Agreement and (iii) the issuance of the guarantee of the Securities by the Guarantor (A) constituted, constitutes or will constitute a violation of any of the Issuer Organizational Documents, (B) constituted, constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default), under any Applicable Agreement, (C) resulted, results or will result in the creation of any security interest in, or lien upon, any of the property or assets of the Obligors pursuant to any Applicable Agreement, (D) resulted, results or will result in any violation of (i) applicable laws of the State of New York, (ii) applicable laws of the State of Texas, (iii) applicable laws of the United States of America, (iii) the General Corporation Law of the State of Delaware or (iv) Regulation T, U or X of the Board of Governors of the Federal Reserve System, or (E) resulted, results or will result in the contravention of any Applicable Order.

5. No Governmental Approval, which has not been obtained or made and is not in full force and effect, is required to authorize, or is required for the execution and delivery by each of the Obligors of the Transaction Documents to which it is a party or the incurrence or performance of its obligations thereunder, or the enforceability of any of such Transaction Documents against each of the Obligors that is a party thereto. As used in this paragraph,

To each of the Underwriters named

in the Underwriting Agreement referenced herein

January 15, 2014

“Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Texas or the State of Delaware or the United States of America, pursuant to (i) applicable laws of the State of New York, (ii) applicable laws of the State of Texas, (iii) applicable laws of the United States of America, or (iv) the General Corporation Law of the State of Delaware.

6. The statements under the captions “Description of Debt Securities” and “Description of Guarantees” in the Base Prospectus and “Description of Notes” and “Underwriting” in the Preliminary Prospectus, as supplemented by the Pricing Term Sheet, and in the Prospectus, insofar as such statements purport to summarize certain provisions of documents referred to therein and reviewed by us as described above, accurately and fairly summarize such provisions in all material respects, subject to the qualifications and assumptions stated therein.

7. The statements in the Preliminary Prospectus and the Prospectus under the caption “Certain United States Federal Income Tax Considerations,” insofar as they refer to statements of law or legal conclusions, fairly summarize the matters referred to therein in all material respects, subject to the qualifications and assumptions stated therein.

8. The Indenture constitutes a valid and binding obligation of each of the Obligors, enforceable against each of them in accordance with its terms, under applicable laws of the State of New York.

9. When authenticated by the Trustee in the manner provided in the Indenture and delivered to and paid for by the Underwriters in accordance with the Underwriting Agreement, the Securities will constitute valid and binding obligations of the Issuer, entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, under applicable laws of the State of New York.

10. When the Securities have been authenticated by the Trustee in the manner provided in the Indenture and delivered to and paid for by the Underwriters in accordance with the Underwriting Agreement, the guarantee of the Securities included in the Indenture will constitute a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with the terms of the Indenture, under applicable laws of the State of New York.

11. Each of the Obligors is not, and immediately after giving effect to the issuance and sale of the Securities occurring today and the application of proceeds therefrom as described in the Disclosure Package and the Prospectus, will not be, an “investment company” within the meaning of said term as used in the Investment Company Act of 1940, as amended.

In addition, we have participated in conferences with officers and other representatives of the Obligors, the independent registered public accounting firm for the Obligors, your counsel and your representatives at which the contents of the Registration Statement, the Disclosure

To each of the Underwriters named

in the Underwriting Agreement referenced herein

January 15, 2014

Package and the Prospectus (including the Incorporated Documents) and related matters were discussed and, although we have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (except as and to the extent set forth in paragraphs 6 and 7 above), on the basis of the foregoing (relying with respect to factual matters to the extent we deem appropriate upon statements by officers and other representatives of the Obligors), (a) we confirm to you that, in our opinion, each of the Registration Statement, as of its effective date, the Preliminary Prospectus, as of its date, and the Prospectus, as of its date, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations (except that we express no statement or belief as to Regulation S-T), (b) we have not become aware of any documents that are required to be filed as exhibits to the Registration Statement or any of the Incorporated Documents and are not so filed or of any documents that are required to be summarized in the Preliminary Prospectus or the Prospectus or any of the Incorporated Documents, and are not so summarized and (c) furthermore, no facts have come to our attention that have led us to believe that (i) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package (including the Incorporated Documents), as of [—][a.m./p.m.] New York City time, on January 6, 2014 (which you have informed us is a time prior to the time of the first sale of the Securities by any Underwriter), contained an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) the Prospectus (including the Incorporated Documents), as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that we did not participate in the preparation of the Incorporated Documents and that we express no opinion, statement or belief in this letter with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (ii) any other financial or accounting data, included or incorporated or deemed incorporated by reference in, or excluded from, the Registration Statement or the Prospectus or the Disclosure Package, and (iii) the Form T-1 included as an exhibit to the Registration Statement and representations and warranties and other statements of fact included in the exhibits to the Registration Statement or Incorporated Documents.

Furthermore, we advise you that (i) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the Registration Statement became effective upon filing under Rule 462(e) under the Securities Act. In addition, based solely on our review of the information made available by the SEC at http://www.sec.gov/litigation/stoporders.shtml, we confirm that the SEC has not issued any stop order suspending the effectiveness of the Registration Statement . To our knowledge, based solely on our participation in the conferences mentioned above regarding the Registration Statement, no proceedings for that purpose have been instituted or are pending or threatened by the SEC.

To each of the Underwriters named

in the Underwriting Agreement referenced herein

January 15, 2014

We express no opinion as to the laws of any jurisdiction other than (i) applicable laws of the State of New York, (ii) applicable laws of the State of Texas, (iii) applicable laws of the United States of America, (iv) certain other specified laws of the United States of America to the extent referred to specifically herein, and (v) the General Corporation Law of the State of Delaware. References herein to “applicable laws” mean those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and that are not the subject of a specific opinion herein referring expressly to a particular law or laws; provided however, that such references (including without limitation those appearing in paragraphs 4 and 5 above) do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, securities, tax, insurance or antitrust laws, rules or regulations.

Our opinions expressed herein are subject to the following additional assumptions and qualifications:

(i) The opinion set forth in paragraph 1 above as to the valid existence and good standing of the Issuer is based solely upon our review of certificates and other communications from the appropriate public officials.

(ii) In rendering the opinions set forth in paragraph 4 above regarding Applicable Agreements, we do not express any opinion, however, as to whether the execution or delivery by the Obligors of the Transaction Documents, or the incurrence or performance by each of the Obligors of its obligations thereunder, will constitute a violation of, or a default under or as a result of, any covenant, restriction or provision with respect to any financial ratio or test or any aspect of the financial condition or results of operation of the Obligors.

(iii) The opinion set forth in paragraph 7 above with respect to United States federal income tax consequences is based upon our interpretations of current United States federal income tax law, including court authority and existing final and temporary U.S. Treasury regulations, which are subject to change both prospectively and retroactively, and upon the assumptions and qualifications discussed herein. We note that such opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusion. Such opinion is not binding upon the Internal Revenue Service or courts, and there is no guarantee that the Internal Revenue Service will not successfully challenge our conclusions. No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of our conclusions.

(iv) Treasury Circular 230 Disclosure. This disclosure is provided to comply with Treasury Circular 230. The opinion set forth in paragraph 7 of this letter is not intended or written to be used, and cannot be used, by any person for the purpose of avoiding tax penalties

To each of the Underwriters named

in the Underwriting Agreement referenced herein

January 15, 2014

that may be imposed on the person. Such opinion was written to support the promoting, marketing or recommending of the transactions or matters addressed by this written advice, and the taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. No limitation has been imposed by our firm on disclosure of the tax treatment or tax structure of the transaction.

(v) Our opinions in paragraphs 8, 9 and 10 above may be:

(1) limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally;

(2) subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or any other equitable remedy and concepts of materiality, reasonableness, good faith and fair dealing; and

(3) limited by public policy and the possible judicial application of foreign laws or governmental action affecting the rights of creditors.

(vi) Our opinions in paragraphs 8, 9 and 10 above, insofar as they pertain to the choice of law provisions of the instruments referred to in such paragraphs, are rendered solely in reliance upon New York General Obligations Law Section 5-1401, and are expressly conditioned upon the assumption that the legality, validity, binding effect and enforceability of said provisions will be determined by a court of the State of New York or a United States federal court sitting in New York and applying New York choice of law rules, including said Section 5-1401. We express no opinion as to any such provision if such legality, validity, binding effect or enforceability is determined by any other court, and we call your attention to the decision of the United States District Court for the Southern District of New York in Lehman Brothers Commercial Corp. v. Minmetals Int’l Non-Ferrous Metals Trading Co., 179 F. Supp. 2d 119 (S.D.N.Y. 2000), which, among other things, contains dicta relating to possible constitutional limitations upon said Section 5-1401. We express no opinion as to any such constitutional limitations upon said Section 5-1401 or their effect, if any, upon any opinion herein expressed.

(vii) We express no opinion as to the validity, effect or enforceability of any provisions:

(1) purporting to establish evidentiary standards or limitations periods for suits or proceedings to enforce such documents or otherwise, to establish certain determinations (including determinations of contracting parties and judgments of courts) as conclusive or conclusive absent manifest error, to commit the same to the discretion of any Person or permit any Person to act in its sole judgment or to waive rights to notice;

To each of the Underwriters named

in the Underwriting Agreement referenced herein

January 15, 2014

(2) providing that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that each and every remedy shall be cumulative and in addition to every other remedy or that any delay or omission to exercise any right or remedy shall not impair any other right or remedy or constitute a waiver thereof;

(3) relating to severability or separability;

(4) purporting to limit the liability of, or to exculpate, any Person, including without limitation any provision that purports to waive liability for violation of securities laws;

(5) that constitute an agreement to agree in the future on any matter;

(6) that relate to indemnification, contribution or reimbursement obligations to the extent any such provisions (i) would purport to require any Person to provide indemnification, contribution or reimbursement in respect of the negligence, recklessness, willful misconduct or unlawful or wrongful behavior of any Person, (ii) violate any law, rule or regulation (including any federal or state securities law, rule or regulation) or (iii) are determined to be contrary to public policy;

(7) purporting to establish any obligation of any party as absolute or unconditional regardless of the occurrence or non-occurrence or existence or non-existence of any event or other state of facts;

(8) purporting to obligate any party to conform to a standard that may not be objectively determinable or employing items that are vague or have no commonly accepted meaning in the context in which used;

(9) purporting to require that all amendments, waivers and terminations be in writing or the disregard of any course of dealing or usage of trade; or

(10) purporting to limit the obligations of any party to the extent necessary to avoid such obligations constituting a fraudulent transfer or conveyance.

(viii) In making our examination of executed documents, we have assumed (except to the extent that we expressly opine above) (1) the valid existence and good standing of each of the parties thereto, (2) that such parties had the power and authority, corporate, partnership, limited liability company or other, to enter into and to incur and perform all their obligations thereunder, (3) the due authorization by all requisite action, corporate, partnership, limited liability company or other, and the due execution and delivery by such parties of such documents and (4) to the extent such documents purport to constitute agreements, that each of such documents constitutes the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms. In this paragraph (viii), all references to parties to documents shall be deemed to mean and include each of such parties, and each other person (if any) directly or indirectly acting on its behalf.

To each of the Underwriters named

in the Underwriting Agreement referenced herein

January 15, 2014

(ix) Except to the extent that we expressly opine above, we have assumed that the execution and delivery of the Transaction Documents, and the incurrence and performance of the obligations thereunder of the parties thereto do not and will not contravene, breach, violate or constitute a default under (with the giving of notice, the passage of time or otherwise) (a) the certificate or articles of incorporation, certificate of formation, charter, bylaws, limited liability company agreement, limited partnership agreement or similar organic document of any such party, (b) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument, (c) any statute, law, rule, or regulation, (d) any judicial or administrative order or decree of any governmental authority, or (e) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority, in each case, to which any party to the Transaction Documents or any of its subsidiaries or any of their respective properties may be subject, or by which any of them may be bound or affected. Further, we have assumed the compliance by each such party, other than the Obligors, with all laws, rules and regulations applicable to it, as well as the compliance by each of the Obligors, and each other person (if any) directly or indirectly acting on its behalf, with all laws, rules and regulations that may be applicable to it by virtue of the particular nature of the business conducted by it or any goods or services produced or rendered by it or property owned, operated or leased by it, or any other facts pertaining specifically to it. In this paragraph (ix), all references to parties to the Transaction Documents, other than the first such reference, shall be deemed to mean and include each of such parties, and each other person (if any) directly or indirectly acting on its behalf.

(x) We express no opinion as to the effect of the laws of any jurisdiction in which any holder of any Security is located (other than the State of New York) that limit the interest, fees or other charges such holder may impose for the loan or use of money or other credit.

(xi) Except to the extent that we expressly opine above, we have assumed that no authorization, consent or other approval of, notice to or registration, recording or filing with any court, governmental authority or regulatory body (other than routine informational filings, filings under the Securities Act and filings under the Securities Exchange Act of 1934, as amended) is required to authorize, or is required in connection with the transactions contemplated by the Transaction Documents, the execution or delivery thereof by or on behalf of any party thereto or the incurrence or performance by any of the parties thereto of its obligations thereunder.

(xii) With respect to our opinions expressed above as they relate to provisions of the Base Indenture relating to debt securities denominated in a currency other than U.S. dollars, we note that (i) a New York statute provides that a judgment rendered by a court of the State of New York in respect of an obligation denominated in any such other currency would be rendered in such other currency and would be converted into Dollars at the rate of exchange prevailing on the date of entry of the judgment, and (ii) a judgment rendered by a federal court sitting in the State of New York in respect of an obligation denominated in any such other currency may be expressed in Dollars, but we express no opinion as to the rate of exchange such federal court would apply.

To each of the Underwriters named

in the Underwriting Agreement referenced herein

January 15, 2014

(xiii) We express no opinion as to Section 1.17 of the Indenture or any other provision of any Transaction Document providing for indemnity or reimbursement by any party against any loss in obtaining the currency due to such party under any of the Transaction Documents from a court judgment in another currency.

(xiv) We advise you that certain of the guaranty and surety waivers contained in the Indenture may be unenforceable in whole or in part.

This opinion is being furnished only to you in connection with the sale of the Securities under the Underwriting Agreement occurring today and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other Person, including any purchaser of any Security from you and any subsequent purchaser of any Security, without our express written permission. The opinions expressed herein are as of the date hereof only and are based on laws, orders, contract terms and provisions, and facts as of such date, and we disclaim any obligation to update this opinion letter after such date or to advise you of changes of facts stated or assumed herein or any subsequent changes in law.

Very truly yours,

Exhibit A

ROWAN COMPANIES plc

Officers’ Certificate

January 15, 2014

Reference is made to the Underwriting Agreement dated January 6, 2014 (the “Underwriting Agreement”) among (i) Rowan Companies, Inc., a Delaware corporation (the “Issuer”) and Rowan Companies plc, a public limited company incorporated under the laws of England and Wales (the “Parent”) and (ii) Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”). The undersigned, W. Matt Ralls and J. Kevin Bartol, hereby certify that they are (i) Chief Executive Officer and (ii) the Executive President, Chief Financial Officer and Treasurer, respectively, of the Parent.

Such officers understand that pursuant to the Underwriting Agreement, Andrews Kurth LLP (“AK”), special counsel to the Issuer and the Parent, is delivering to the Underwriters an opinion letter dated the date hereof (the “Opinion Letter”). Such officers further understand that AK is relying on this certificate and the statements made herein in rendering certain of the opinions expressed in the Opinion Letter.

With regard to the foregoing, the undersigned certify that they have made due inquiry of all persons necessary or appropriate to verify or confirm the statements contained herein and they further certify the following:

1. Attached as Schedule 1 to this Officers’ Certificate is a true, accurate and complete list of every indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease or other agreement (collectively, “Applicable Agreements”) that is both (i) material in relation to the business, operations, affairs, financial condition, assets, or properties of the Parent and its subsidiaries, considered as a single enterprise and (ii) an instrument by which the Parent or any of its subsidiaries is bound or by which the Parent or any of its subsidiaries or any of their respective properties may be bound or affected.

2. Attached as Schedule 2 to this Officers’ Certificate is a true, accurate and complete list of every order or decree (collectively, “Applicable Orders”) of any governmental authority by which the Parent or any of its subsidiaries or any of their respective properties is bound, that is material in relation to the business, operations, affairs, financial condition, assets, or properties of the Parent and its subsidiaries, considered as a single enterprise.

3. The Parent and its subsidiaries are engaged in businesses other than that of investing, reinvesting, owning, holding or trading in Securities. Furthermore, the Parent and its subsidiaries:

(a) are not engaged primarily, nor does any of them hold itself out as being engaged primarily, nor does any of them propose to engage primarily, in the business of investing, reinvesting, or trading in Securities;

(b) are not engaged, nor do any of them propose to engage, in the business of issuing Face-Amount Certificates of the Installment Type, nor has any of them been engaged in such business and has any such certificates outstanding;

Exhibit A – Page 1

(c) are not engaged, nor does any of them propose to engage, in the business of investing, reinvesting, owning, holding or trading in Securities (other than Securities of its respective subsidiaries); and

(d) do not own, nor does any of them propose to acquire, Investment Securities having a value exceeding 40 percent of the value of its total assets (exclusive of Government Securities and cash items) on an unconsolidated basis.

As used in paragraph 3 of this certificate:

“Face-Amount Certificate of the Installment Type” means any certificate, investment contract or other Security which represents an obligation on the part of its issuer to pay a stated or determinable sum or sums at a fixed or determinable date or dates more than twenty-four months after the date of issuance, in consideration of the payment of periodic installments of a stated or determinable amount;

“Government Security” means any Security issued or guaranteed as to principal or interest by the United States, or by an entity controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing;

“Investment Securities” means all Securities except (i) Government Securities and (ii) Securities issued by majority-owned subsidiaries of the owner, which subsidiaries: (A) are not themselves engaged in any activity described in clauses (a)-(c) of paragraph 3 of this certificate; and (B) do not own or propose to own Investment Securities having a value exceeding 40 percent of the value of each such subsidiary’s total assets (exclusive of Government Securities and cash items) on an unconsolidated basis; and

“Security” or “Securities” means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

4. Each of the Parent and its subsidiaries does not own, and none of the proceeds from the offering of notes contemplated by the Underwriting Agreement will be used directly or indirectly to purchase or carry, any “margin stock” as defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System.

(Signature page follows)

Exhibit A – Page 2

IN WITNESS WHEREOF the undersigned have executed this Officers’ Certificate as of the date first written above.

W. Matt Ralls
Chief Executive Officer

J. Kevin Bartol
Executive Vice President, Chief Financial Officer and Treasurer

Exhibit A – Signature Page

Schedule 1

Applicable Agreements

1.	Indenture, dated as of July 21, 2009 between Rowan Companies, Inc. and U.S. Bank National Association, as trustee.

2.	First Supplemental Indenture, dated as of July 21, 2009, between Rowan Companies, Inc. and U.S. Bank National Association, as trustee.

3.	Second Supplemental Indenture, dated as of August 30, 2010, between Rowan Companies, Inc. and U.S. Bank National Association, as trustee.

4.	Third Supplemental Indenture, dated as of May 4, 2012, between Rowan Companies, Inc., Rowan Companies plc and U.S. Bank National Association, as trustee.

5.	Fourth Supplemental Indenture, dated as of May 21, 2012, between Rowan Companies, Inc., Rowan Companies plc and U.S. Bank National Association, as trustee.

6.	Fifth Supplemental Indenture, dated as of December 11, 2012, between Rowan Companies, Inc., Rowan Companies plc and U.S. Bank National Association, as trustee.

7.	Credit Agreement, dated as of September 16, 2010, by and among Rowan Companies, Inc. (as Borrower) the Lenders party hereto, and Wells Fargo Bank, National Association (as Issuing Lender, Swingline Lender and Administrative Agent).

8.	Amended and Restated Credit Agreement, dated as of June 30, 2011, by and among Rowan Companies, Inc. (as Borrower) the Lenders party hereto, and Wells Fargo Bank, National Association (as Issuing Lender, Swingline Lender and Administrative Agent).

9.	Amendment No. 2 to Credit Agreement, dated effective as of May 4, 2012, by and among Rowan Companies, Inc., (as Existing Borrower), Rowan Companies plc (as Borrower), the Lenders party hereto, and Wells Fargo Bank, National Association (as Issuing Lender, Swingline Lender and Administrative Agent).

10.	Commitment Increase Agreement and Amendment No. 3 to Credit Agreement, dated effective as of December 4, 2012, by and among Rowan Companies, Inc. and Rowan Companies plc, as Borrowers, the Lenders party thereto, and Wells Fargo Bank, National Association, as an issuing lender, as swing line lender and as administrative agent for the Lenders.

11.	Parent Guaranty, dated as of May 4, 2012, by Rowan Companies plc in favor of Wells Fargo Bank, National Association (as Administrative Agent).

Schedule 1 - Page 1

12.	Subsidiary Guaranty, dated as of May 4, 2012, by Rowan Companies, Inc. in favor of Wells Fargo Bank, National Association (as Administrative Agent).

13.	Participation Agreement, dated December 1, 1984 between Rowan Companies, Inc. and Textron Financial Corporation et al. and Bareboat Charter, dated December 1, 1984 between Rowan Companies, Inc. and Textron Financial Corporation et al.

14.	Election and acceptance letters with respect to the exercise of the Fixed Rate Renewal Option set forth in the Bareboat Charter, dated December 1, 1984 between Rowan Companies, Inc. and Textron Financial Corporation et al.

Schedule 1 - Page 2

Schedule 2

Applicable Orders

1.	Plea Agreement, dated November 8, 2007, by and between the Issuer and the U.S. Department of Justice, as amended, relating to the operations on the Rowan-Midland between 2002 and 2004.

Schedule 2 - Page 1

ANNEX B

15 January 2014

To each of the Underwriters named

in the Underwriting Agreement referenced herein

c/o	Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Goldman Sachs & Co.

200 West Street

New York, NY 10282-2198

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

Re:	4.75% Senior Notes due 2024 and 5.85% Senior Notes due 2044 issued by Rowan Companies, Inc. and guaranteed by Rowan Companies plc

Ladies and Gentlemen:

We have acted as advisers as to English law to Rowan Companies plc, a public limited company incorporated under the laws of England and Wales (the “Guarantor”), in connection with the Underwriting Agreement dated January 6, 2014 (the “Underwriting Agreement”) between: (i) the Guarantor and Rowan Companies, Inc., a Delaware corporation and a subsidiary of the Guarantor (the “Issuer” and, together with the Guarantor, the “Obligors”) and (ii) Barclays Capital Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the issuance by the Issuer to the Underwriters of $400,000,000 aggregate principal amount of the Issuer’s 4.75% Senior Notes due 2024 (the “2024 Notes”) and $400,000,000 aggregate principal amount of the Issuer’s 5.85% Senior Notes due 2044 (the “2044 Notes” and together with the 2024 Notes, the “Notes”), which shall be fully and unconditionally guaranteed by the Guarantor.

The 2024 Notes are being issued under an Indenture dated as of 21 July 2009 (the “Base Indenture”) between the Issuer and U.S. Bank National Association, as trustee (the “Trustee”), as amended and supplemented by the Sixth Supplemental Indenture to the Base Indenture, dated as of January 15, 2014 (the “Sixth Supplemental Indenture”), among the Obligors and the Trustee, providing for the issuance of the 2024 Notes and the guarantee thereof by the Guarantor.

Exhibit A – Signature Page

To each of the Underwriters named

in the Underwriting Agreement referenced herein

15 January 2014

The 2044 Notes are being issued under the Base Indenture, as amended and supplemented by the Seventh Supplemental Indenture to the Base Indenture, dated as of January 15, 2014 (the “Seventh Supplemental Indenture”), among the Obligors and the Trustee, providing for the issuance of the 2044 Notes and the guarantee thereof by the Guarantor.

We are furnishing this opinion to you pursuant to Section 6(d) of the Underwriting Agreement.

In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a)	the registration statement of the Guarantor on Form S-3 relating to the Notes, as described in the certificate referred to in paragraph (l) below;

(b)	the Prospectus dated 16 May 2012 (the “Base Prospectus”);

(c)	the Preliminary Prospectus Supplement dated January 6, 2014; (together with the Base Prospectus, the “Preliminary Prospectus”);

(d)	the Prospectus Supplement dated January 6, 2014 (together with the Base Prospectus, the “Prospectus”);

(e)	an executed copy of the Underwriting Agreement, as described in the certificate referred to in paragraph (l) below;

(f)	an executed copy of the Base Indenture, as described in the certificate referred to in paragraph (l) below;

(g)	an executed copy of the Sixth Supplemental Indenture, as described in the certificate referred to in paragraph (l) below;

(h)	an executed copy of the Seventh Supplemental Indenture, as described in the certificate referred to in paragraph (l) below;

(i)	copies of the certificate of incorporation and the certificate of incorporation on re-registration of a private company as a public company of the Guarantor, the latter as described in the certificate referred to in paragraph (l) below;

(j)	a copy of the current articles of association of the Guarantor, as described in the certificate referred to in paragraph (l) below;

(k)	an extract of the resolutions passed at a meeting of the board of directors of the Guarantor held on October 29, 2013 approving the execution of the Underwriting Agreement, the Sixth Supplemental Indenture and the Seventh Supplemental Indenture, as described in the certificate referred to in paragraph (l) below;

Annex B - Page 2

To each of the Underwriters named

in the Underwriting Agreement referenced herein

15 January 2014

(l)	a certificate addressed to us from the company secretary of the Guarantor as to the meeting referred to in paragraph (k) above and certain other matters;

(m)	the unanimous written consent of the board of directors of the Guarantor approved on December 17, 2013 approving an upsize to the aggregate principal amount of Notes to be issued by the Issuer and unconditionally guaranteed by the Guarantor; and

(n)	the results of the search we carried out on January [—], 2014 against the Guarantor’s records held by the Companies Registry through the online data service of the Companies Registry.

We have also made an enquiry by telephone of the Central Index of Winding-Up and Administration Petitions in respect of the Guarantor on January 15, 2014 at [—][a.m./p.m.] London time.

In this opinion, the Underwriting Agreement, the Base Indenture, the Sixth Supplemental Indenture and the Seventh Supplemental Indenture are referred to as the “Transaction Documents”.

Except for the documents listed above, we have not: (1) examined any contracts or other documents entered into by or affecting any party to the Transaction Documents, (2) examined any corporate records of the Guarantor; and (except for the oral enquiry referred to above) we have not made any other enquiries or searches concerning the Guarantor or (3) except to the extent expressly stated in our separate opinion to you dated the date hereof, (a) investigated whether the Guarantor is or will be, by reason of entering into the Transaction Documents, in breach of any of its obligations under any other contract, agreement, instrument or document; or (b) made any other inquiries concerning the Guarantor or conducted any form of due diligence into the Guarantor.

Subject to: (1) the assumptions and qualifications set out in this opinion; and (2) any matters not disclosed to us, and having regard to such legal considerations as we have deemed relevant, we are of the opinion that:

1.	the Guarantor is duly incorporated and validly existing as a public limited company under the laws of England;

2.	the Guarantor has corporate power to enter into the Underwriting Agreement, the Sixth Supplemental Indenture and the Seventh Supplemental Indenture and to perform its obligations under the Transaction Documents;

3.	the Guarantor has taken all necessary corporate action to authorise the execution and delivery of the Underwriting Agreement, the Sixth Supplemental Indenture and the Seventh Supplemental Indenture and the performance by the Guarantor of its obligations thereunder;

Annex B - Page 3

To each of the Underwriters named

in the Underwriting Agreement referenced herein

15 January 2014

4.	the Underwriting Agreement, the Sixth Supplemental Indenture and the Seventh Supplemental Indenture have been duly executed on behalf of the Guarantor;

5.	the execution and delivery by the Guarantor of the Underwriting Agreement, the Sixth Supplemental Indenture and the Seventh Supplemental Indenture, and the performance by the Guarantor of its obligations under the Transaction Documents do not:

5.1	contravene any provisions of the articles of association of the Guarantor as in force today; or

5.2	violate or contravene any law of England of general application in force today;

6.	no registration or filing is required with, and no authorisations, consents or approvals are required from, any governmental, judicial or public body or authority in England in connection with:

6.1	the execution and delivery of the Underwriting Agreement, the Sixth Supplemental Indenture and the Seventh Supplemental Indenture by the Guarantor, or the performance by the Guarantor of the obligations expressed to be undertaken by it in the Transaction Documents; or

6.2	the offering and sale by the Underwriters of the Notes or the distribution by them of the Preliminary Prospectus and the Prospectus provided that the Underwriters comply at all material times with the restrictions described under “Underwriting - Notice to Prospective Investors in the European Economic Area” and “Underwriting - Notice to Prospective Investors in the United Kingdom” in the Preliminary Prospectus and the Prospectus, and that no offer to the public by the Issuer, the Guarantor or the Underwriters (or any person acting on behalf of any of them) is made in the United Kingdom other than in the circumstances set out in section 86 of FSMA and that no request has been or will be made for the Notes to be admitted to trading on a regulated market in the United Kingdom.

For the purpose of this opinion we have assumed (without making any investigation or verification of their accuracy) that:

(i)	all documents submitted to us as originals are authentic and complete;

(ii)	all documents or extracts of documents submitted to us in electronic form or via facsimile transmission or as photocopies or other copies of originals (including conformed copies) conform to the originals and all such originals are authentic and complete;

Annex B - Page 4

To each of the Underwriters named

in the Underwriting Agreement referenced herein

15 January 2014

(iii)	any signatures and seals on the documents reviewed by us are genuine, were duly applied to the relevant documents and where necessary were properly witnessed;

(iv)	all statements contained in the certificate referred to in paragraph (l) above are true, accurate and not misleading;

(v)	there have been no amendments to the articles of association of the Guarantor (referred to in paragraph (j) above) in the form examined by us and they were in force at the date of execution of the Transaction Documents and this opinion;

(vi)	the certificate of incorporation and the certificate of incorporation on re-registration of a private company as a public company of the Guarantor (referred to in paragraph (i) above) are in force on the date of this opinion;

(vii)	the resolutions of the directors of the Guarantor referred to in paragraphs (k) and (m) above accurately record resolutions which were duly passed by duly appointed directors of the Guarantor at meetings of the directors, properly convened and held, at which a quorum was present throughout and have not been amended or rescinded and are in full force and effect; due disclosure was made by each director of any interest he or she might have in the transactions contemplated by the Transaction Documents in accordance with sections 177 or 182 of the Companies Act 2006 (as the case may be) and the articles of association of the Guarantor and no director of the Guarantor has any interest in such transactions except to the extent permitted by the articles of association of the Guarantor or any board or shareholder resolutions under the Companies Act 2006;

(viii)	the Underwriting Agreement, the Sixth Supplemental Indenture and the Seventh Supplemental Indenture have been duly executed by the persons authorised to execute them by the resolutions of the directors of the Guarantor referred to in paragraph (k) above and have been duly delivered by or on behalf of the Guarantor;

(ix)

a.	the Underwriting Agreement, the Sixth Supplemental Indenture and the Seventh Supplemental Indenture were entered into by the Guarantor in good faith and for the purpose of carrying on its business; and

b.	the directors of the Guarantor acted in good faith, with a view to promoting the success of the Guarantor for the benefit of its members and no director of the Guarantor acted in breach of his or her other duties in agreeing to the resolutions approving them; and

Annex B - Page 5

To each of the Underwriters named

in the Underwriting Agreement referenced herein

15 January 2014

c.	the execution and delivery of the Underwriting Agreement, the Sixth Supplemental Indenture and the Seventh Supplemental Indenture by the Guarantor and the exercise of its rights and performance of its obligations under the Transaction Documents will materially benefit the Guarantor; and

d.	the Guarantor was not at the time the Underwriting Agreement, the Sixth Supplemental Indenture and the Seventh Supplemental Indenture were entered into unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 (for which purpose account is to be taken of its contingent and prospective liabilities) and has not become so unable to pay its debts in consequence of entering into the Underwriting Agreement, the Sixth Supplemental Indenture and the Seventh Supplemental Indenture or performing its obligations under the Transaction Documents;

(x)	the Guarantor has not passed a voluntary winding-up resolution, no petition has been presented or order made by a court for the winding-up or dissolution of the Guarantor, no application has been presented or order made by a court for the administration of the Guarantor, no documents have been filed with the court for the appointment of an administrator in respect of the Guarantor nor has any notice of intention to appoint an administrator been given in respect of the Guarantor and no receiver, trustee, administrator, administrative receiver or similar officer has been appointed in relation to the Guarantor or any of its assets or revenues which, in any such case, has not been revealed by the search and enquiry referred to above;

(xi)	the results of the search referred to in paragraph (n) above are a true and complete copy of the file of records maintained at the Companies Registry concerning the Guarantor as reproduced for public inspection, such file was complete, accurate and up-to-date at the time of that search and there has been no alteration in the status or condition of the Guarantor as represented by the file so produced;

(xii)	the information disclosed in response to our telephone enquiry at the Central Index of Winding-Up and Administration Petitions was accurate at the time of such enquiry and such response did not fail to disclose any matters which it should have disclosed and which are relevant for the purposes of this opinion and since the time of such enquiry there has been no alteration in the status or condition of the Guarantor as represented in such response;

(xiii)	all parties other than the Guarantor had the capacity, power and authority to enter into the Transaction Documents and the Transaction Documents were duly authorised, executed and delivered by such parties, in each case under all applicable laws;

Annex B - Page 6

To each of the Underwriters named

in the Underwriting Agreement referenced herein

15 January 2014

(xiv)	each of the Transaction Documents constitutes valid, legally binding and enforceable obligations of the parties thereto (including the Guarantor) under the laws of the State of New York, by which they are expressed to be governed;

(xv)	each of the Transaction Documents accurately records all terms agreed between the parties thereto and has not been terminated, modified, superseded, rescinded or varied and no obligation thereunder has been waived;

(xvi)	there has been no breach of any provisions of the Transaction Documents by any of the parties thereto which would affect the opinions expressed herein and the Transaction Documents are not affected in any way by any relevant provisions of any other document or agreement (other than any of the documents listed above as having been examined for the purposes of giving this opinion) or any course of dealings between the parties thereto;

(xvii)	the documents listed above as having been examined for the purposes of giving this opinion contain all information which is relevant for the purposes of our opinion and there is no other agreement, undertaking, representation or warranty (oral or written) and no other arrangement (whether legally binding or not) between all or any of the parties or any other matter which renders such information inaccurate, incomplete or misleading or which affects the conclusions stated in this opinion;

(xviii)	all copies certified and all documents dated earlier than the date of this opinion on which we have expressed reliance remain accurate, complete and in full force and effect at the date of this opinion;

(xix)	none of the parties is or will be seeking to achieve any purpose not apparent from the Transaction Documents which might render any of the Transaction Documents illegal or void;

(xx)	there are no provisions of the laws of any jurisdiction outside England which would have any implication for the opinions we express;

(xxi)	each of the parties to the Transaction Documents who is carrying on, or purporting to carry on, a regulated activity in the United Kingdom is an authorised person or an exempt person under the Financial Services and Markets Act 2000 (“FSMA”); and

(xxii)	each of the parties to the Transaction Documents has complied with all applicable provisions of FSMA and any applicable secondary legislation made under it with respect to anything done by any of them in relation to the offering of the Notes in, from or otherwise involving the United Kingdom including, without limitation, section 19 (the general prohibition on carrying on regulated activities) and section 21 (restrictions on financial promotion) thereof.

Annex B - Page 7

To each of the Underwriters named

in the Underwriting Agreement referenced herein

15 January 2014

The opinions expressed in this opinion are subject to the following qualifications:

I.	It should be noted that: (1) a search at the Companies Registry is not capable of revealing whether or not a winding-up order has been made or a resolution passed for the winding-up of a company or an application for the making of an administration order has been presented or whether or not any documents have been filed with the court for the appointment of an administrator or any notice of intention to appoint an administrator has been given; (2) notice of a winding-up order or resolution, notice of an administration order and notice of the appointment of a receiver or administrator may not be filed at the Companies Registry immediately and there may be a delay in the relevant notice appearing on the file of the company concerned; and (3) a telephone enquiry of the Central Index of Winding-Up and Administration Petitions relates only to compulsory winding-up and to the appointment of an administrator by an administration order of the court and is not conclusively capable of revealing whether or not a petition in respect of a compulsory winding up, or an application for an administration order, has been presented since there may be a delay in notice of such a petition or, as the case may be, application being entered on the records of the Central Index and a petition or application presented to a County Court may not have been notified to the Central Index and so may not appear on the records at all.

II.	We express no opinion on the effectiveness of any of the provisions of the Transaction Documents, since they are governed by the laws of the State of New York.

III.	The opinions given above are subject to the effect of laws relating to bankruptcy, insolvency, liquidation, administration, arrangement, moratorium or re-organisation or other laws relating to or affecting the rights of creditors generally (as to which laws we express no opinion).

IV.	In respect of any agreement which has a connection with a single country other than the country whose law governs that agreement, Regulation (EC) No 593/2008 of the European Parliament and of the Council of 17 June 2008 on the law applicable to contractual obligations may in certain circumstances displace the governing law chosen by the parties in favour of: (i) the mandatory laws of the European Community or the relevant country or (ii) the laws of the state where the performance of the contract is to take place.

V.	In any action brought in the English courts English law as to matters of evidence and procedure would be applied.

VI.	English courts may in their discretion render judgments for a monetary amount in a currency other than sterling if they consider that it is the currency which most fairly expresses the plaintiff’s loss, but such monetary amount may have to be converted into sterling for enforcement purposes.

Annex B - Page 8

To each of the Underwriters named

in the Underwriting Agreement referenced herein

15 January 2014

VII.	We express no opinion as to whether any waiver by any party of its rights to immunity from legal proceedings in respect of its obligations under the Transaction Documents would be effective.

VIII.	If a person is (or is controlled by or otherwise connected with another person which is) resident in, incorporated in or constituted under the laws of a country which is the subject of United Nations, European Community or United Kingdom sanctions implemented or effective in the United Kingdom, or is otherwise the target of any such sanctions, then obligations owed to or by that person may be unenforceable or void.

This opinion is limited to English law as applied by the English courts as at the date of this opinion and shall be governed by and construed in accordance with English law. We undertake no responsibility to notify you of any change in English law after the date of this opinion. We have made no investigation of the laws of any jurisdiction other than those of England and we do not express or imply any opinion as to the laws of any jurisdiction other than those of England. We do not express any opinion on European Community law as it affects any jurisdiction other than England. We express no opinion as to matters of fact.

The opinions herein are limited to the matters stated herein and do not extend to, and are not to be read as extending by implication to, any other matter.

This opinion is being furnished only to you in connection with the sale of the Notes under the Underwriting Agreement occurring today and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person, including any purchaser of any Note from you and any subsequent purchaser of any Note, without our express written permission.

Yours faithfully,

Annex B - Page 9